Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-37439 of CMA® Treasury Fund on Form N-1A of our reports dated May 22, 2006, relating to the financial statements and financial highlights of each of the Funds and each of the Trusts listed below, appearing in the corresponding Annual Reports on Form N-CSR of each Fund and of each Trust, for the year ended March 31, 2006, and to the references to us under the heading “Financial Highlights” of CMA® Treasury Fund, CMA® Money Fund, and CMA® Government Securities Fund in the Prospectus, which is part of such Registration Statement.

Name

CMA® Treasury Fund
Master Treasury Trust

CMA® Government Securities Fund
Master Government Securities Trust

CMA® Money Fund
Master Money Trust

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 20, 2006